CONTACT:  Dave Dickson,  +1 703-846-2378 or Michael Robinson +1 703-846-4476

Mobil news release
                                                  MOBIL CORPORATION
                                                  3225 GALLOWS ROAD
                                                  FAIRFAX, VIRGINIA 22037-0001
                                                  TELEPHONE:  (703) 846-2500


    MOBIL ANNOUNCES SECOND QUARTER 1999 OPERATING EARNINGS OF $650 MILLION

-----------------------------------------------------------------------------------------
                                                        Second Quarter
-----------------------------------------------------------------------------------------
                                           1998              1999             Change
                                   ------------------------------------------------------
Operating Earnings ($millions)              655               650                (5)
 per share ($)                             0.82              0.82                 -
 assuming dilution ($)                     0.81              0.81                 -

Net Income ($millions)                      642               749               107
 per share ($)                             0.81              0.95              0.14
 assuming dilution ($)                     0.79              0.93              0.14
-----------------------------------------------------------------------------------------


 . Although crude oil prices showed considerable improvement in the second quarter, the benefit was more than offset by lower worldwide natural gas prices and a significant deterioration in margins, particularly in International Downstream operations and worldwide petrochemicals.

 .  Our self-help programs contributed about $140 million.
    -  Per barrel operating expenses are down about 8% year-to-date.

 .  Upstream earnings increased primarily due to higher worldwide crude oil prices.
    -  Crude oil prices were up over $2.00 per barrel.
    -  Expense performance continued to be favorable.
    -  However, production was down about 3%.
    -  And exploration expenses were higher.

 .  Downstream earnings decreased overall as the International enclaves were hit hard by a deterioration in industry fundamentals; however
    - U.S. Marketing and Refining generated record second quarter and six-month earnings, despite lower margins.
    -  Refining performance continued strong overall.
    -  Expense performance continued to improve.

 .  Chemical earnings were weak.
    -  Polyethylene and paraxylene margins continued to decline.

Fairfax, VA, July 23, 1999 - Mobil Corporation today reported second quarter 1999 estimated operating earnings of $650 million. This is essentially unchanged from the $655 million earned in the same period last year. Operating earnings per common share, assuming dilution, were $0.81, the same as in the second quarter of 1998.

Including special items, net income for the quarter was $749 million, or $0.93 per common share, versus $642 million, or $0.79 per share, last year. Special items included in this year's second quarter net income were a $141 million upstream tax benefit in Indonesia offset by charges of $22 million for the write-off of an upstream property in Venezuela and $20 million for costs related to the proposed Exxon Mobil merger. Last year's second quarter net income included a charge of $13 million for implementation costs associated with the BP European downstream alliance.

"Industry fundamentals lowered this year's second quarter results by about $110 million versus the comparable period last year," said Mobil Chairman and CEO Lucio A. Noto. "Higher crude oil prices were more than offset by lower worldwide natural gas prices, weaker margins in refining and marketing, especially in Mobil's international markets, and lower petrochemical margins. Our ongoing self-help programs generated about $140 million of benefits, thereby offsetting the impact of these unfavorable industry fundamentals and higher exploration expenses. During the first six months of 1999, self-help contributed over $260 million to Mobil's earnings and helped reduce per barrel operating expenses by 8%.

"The Upstream benefited from higher worldwide crude oil prices and lower operating expenses. We continued to see the benefits from our refocused investment program, which resulted in lower new business expenses, and from asset rationalization synergies, such as the swap we did with Arco last year. These benefits were offset somewhat by higher exploration expenses, lower natural gas prices and a 3% decline in production versus the second quarter of last year. Higher volumes from key growth areas in Eastern Canada (Hibernia), Equatorial Guinea, Kazakhstan (Tengiz) and Nigeria (Oso NGL project) were more than offset by the impact of anticipated contractual reductions in Indonesia and natural field declines in mature areas.

"The second quarter saw a number of significant developments in our E&P operations. Sales commenced from our Ras Laffan LNG project in Qatar; the NSO project in Indonesia streamed, which will help offset declines at the Arun field; production started at the Aasgard field in Norway; we announced a major one billion plus barrel discovery in the deepwater Gulf of Mexico (Crazy Horse) where Mobil has a 25% interest; we participated in a major gas discovery in Bolivia; and we signed participation agreements in two very promising deep water blocks offshore Brazil.

"In the Downstream, Mobil's U.S. operations achieved record earnings for both the quarter and for the first six months of 1999, as benefits from expense initiatives, strong refining performance, sales volume growth and higher lube income more than offset lower industry margins. In the international area, earnings declined significantly, as refining margins continued to collapse in the face of product oversupply, and marketing margins eroded as product prices lagged the increase in crude oil costs and were impacted by competitive pressures in several markets. Again, continuing self-help improvements, particularly in Asia-Pacific, helped offset the deterioration in industry fundamentals.

"In Chemical, earnings were down significantly, reflecting lower polyethylene and paraxylene margins. "

Noto concluded, "Crude oil prices, after deteriorating during the entire year of 1998 and most of the first quarter of 1999, have recently shown significant improvement. However, international refining and marketing margins remain depressed, as do margins for much of our petrochemicals business. Industry fundamentals, as reflected in these price and margin swings, continue to be unpredictable in the near term. Therefore, we will continue to focus on self-help initiatives to sustain and grow earnings."

The following comments address the operating performance of the major business segments during the second quarter of 1999 as compared with the same quarter in 1998 (refer to Table 2):

   COMPARISON OF SECOND QUARTER 1999 WITH SECOND QUARTER 1998
   ----------------------------------------------------------

o  Exploration & Producing operating earnings of $382 million were $147 million
   -----------------------
   higher than last year's $235 million.

   In the United States, earnings of $82 million increased $38 million as higher crude oil prices and lower operating expenses were only partially offset by lower natural gas prices and lower natural gas production.

   International earnings of $300 million were $109 million higher, primarily reflecting an increase in crude oil prices and lower operating expenses. These benefits were partly offset by higher exploration expenses, lower natural gas prices and lower production. The effects of higher volumes from the key growth areas in Eastern Canada (Hibernia), Equatorial Guinea, Kazakhstan (Tengiz) and Nigeria (Oso NGL project) were more than offset by the impact of anticipated contractual reductions in Indonesia, natural field declines in mature areas and increased maintenance in the North Sea.

o  Marketing & Refining operating earnings of $320 million were $97 million
   --------------------
   lower than in 1998.

   Operating earnings in the United States were $198 million, $4 million higher than last year's record second quarter results, in spite of the unfavorable impact of lower industry margins. This quarter's results benefited from lower operating expenses, continued strong refinery performance, 3% higher gasoline trade sales and increased lube income.

   International earnings of $122 million were $101 million lower than in 1998. In Asia-Pacific and Europe, earnings were lower mainly due to a significant deterioration in both refining and marketing margins. Earnings benefited from performance initiatives in all regions and continued strong refinery performance; however, these were not enough to offset the deterioration in industry fundamentals.

o  Chemical earnings of $24 million were $34 million lower than last year as a
   --------
   result of lower polyethylene and paraxylene margins.

o  Corporate and Financing expenses of $76 million were $21 million higher than
   -----------------------
   in the second quarter of 1998 primarily due to higher financing expenses related to an increase in average net debt balances.


              COMPARISON OF SIX MONTHS 1999 WITH SIX MONTHS 1998
              --------------------------------------------------

Mobil's first half 1999 net income was $1,213 million, compared with $1,347 million for the same period in 1998. This year's net income included a $141 million upstream tax benefit related to our operations in Indonesia offset by special charges of $27 million for costs related to the proposed Exxon Mobil merger and $22 million for the write-off of an upstream property in Venezuela. First half 1998 net income included special charges of $23 million for Mobil-BP European downstream alliance implementation costs.

Excluding special items, first half operating earnings of $1,121 million were down $249 million, or 18%, from the comparable period in 1998. The decline was primarily due to lower worldwide natural gas prices, higher exploration expenses, lower downstream margins in all major markets and lower petrochemicals margins. Lower expenses, better refinery performance and benefits from self-help initiatives partly offset the effects of these negative factors.

Estimates of key financial and operating data are shown below and on the attached tables.

Investment Spending for the second quarter of 1999 was $1,023 million, $484
-------------------
million lower than in the comparable period last year. For the first six months of 1999, investment spending was $2,252 million, compared with $2,360 million for the same period last year.

Mobil's Return on Average Capital Employed for the twelve months ended June 30,
        ----------------------------------
1999, based on operating earnings (excluding special items), was 8.8%, compared with 10.2% for calendar year 1998. On a net income basis, returns were 6.8% and 7.7% for the same periods.

Return on Average Shareholders' Equity for the twelve months ended June 30,
--------------------------------------
1999, based on operating earnings (excluding special items), was 11.1%, compared with 12.5% for calendar year 1998. On a net income basis, returns were 8.2% and 9.0% for the same periods.

Mobil's Debt-to-Capitalization Ratio was 33% at June 30, 1999, and 29% at
        ----------------------------
December 31, 1998.  The increase reflects higher debt levels.

Common Stock Dividends were $0.57 per share in the second quarter of 1999 and
----------------------
$1.14 per share on a year-to-date basis, unchanged from the comparable periods in 1998.

                                                                                                                           Table 1
                                                                  MOBIL CORPORATION

                                                     Second Quarter                                      Six Months
                                      ------------------------------------------      ---------------------------------------------
                                         1998          1999             Incr/            1998           1999              Incr/
INCOME  ($ Millions)                      Act           Est            (Decr)             Act            Est             (Decr)
                                      ------------  ------------     -----------      ------------   ------------     -------------
Exploration & Producing:
   United States                             $ 44          $ 82            $ 38            $  124         $  105             $ (19)
   International                              191           419             228               501            627               126
                                      ------------  ------------     -----------      ------------   ------------     -------------
Total Exploration & Producing                 235           501             266               625            732               107
                                      ------------  ------------     -----------      ------------   ------------     -------------

Marketing & Refining:
   United States                              194           198               4               280            288                 8
   International                              210           122             (88)              439            323              (116)
                                      ------------  ------------     -----------      ------------   ------------     -------------
Total Marketing & Refining                    404           320             (84)              719            611              (108)
                                      ------------  ------------     -----------      ------------   ------------     -------------

Chemical                                       58            24             (34)              125             30               (95)

Corporate and Financing (a)                   (55)          (96)            (41)             (122)          (160)              (38)
                                      ------------  ------------     -----------      ------------   ------------     -------------
Net Income                                  $ 642         $ 749           $ 107            $1,347         $1,213            $ (134)
                                      ============  ============     ===========      ============   ============     =============


NET INCOME PER COMMON SHARE ($) (b)         $0.81         $0.95           $0.14            $ 1.69         $ 1.54            $(0.15)
  Assuming Dilution (c)                      0.79          0.93            0.14              1.65           1.51             (0.14)


COMMON SHARES OUTSTANDING (Millions)
  End of Period                                -             -               -              781.6          775.6              (6.0)
  Average                                  781.6         775.3            (6.3)             781.8          774.5              (7.3)
  Average -- Assuming Dilution             811.1         806.6            (4.5)             810.7          804.7              (6.0)


DIVIDENDS
  Common Stock
    Total Paid ($ Millions)                 $ 446         $ 447           $   1            $  891          $ 892            $    1
    Per Share ($)                            0.57          0.57               -              1.14           1.14                 -

  Preferred Stock ($ Millions)                 12            12               -                25             24                (1)

-------------------------------------------------------
(a) Includes corporate administrative expenses, net financing expense and other items.
(b) The net income per common share calculation is based on net income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.
(c) Net income per common share assuming dilution includes the dilutive effects of stock options and convertible preferred stock.

                                                                                                                       Table 2
                                                                  MOBIL CORPORATION

                                                        Second Quarter                                   Six Months
                                         ------------------------------------------   --------------------------------------------
INCOME  ADJUSTED FOR SPECIAL                1998           1999           Incr/           1998           1999            Incr/
  ITEMS ($ Millions)                         Act            Est          (Decr)           Act            Est            (Decr)
                                         ------------   ------------   ------------   -------------  -------------   -------------
Exploration & Producing:
   United States                               $ 44           $ 82           $ 38          $  124         $  105          $  (19)
   International                                191            300            109             501            508               7
                                        ------------   ------------   ------------   -------------  -------------   -------------
Total Exploration & Producing                   235            382            147             625            613             (12)
                                        ------------   ------------   ------------   -------------  -------------   -------------

Marketing & Refining:
   United States                                194            198              4             280            288               8
   International                                223            122           (101)            462            323            (139)
                                        ------------   ------------   ------------   -------------  -------------   -------------
Total Marketing & Refining                      417            320            (97)            742            611            (131)
                                        ------------   ------------   ------------   -------------  -------------   -------------

Chemical                                         58             24            (34)            125             30             (95)

Corporate and Financing (a)                     (55)           (76)           (21)           (122)          (133)            (11)
                                        ------------   ------------   ------------   -------------  -------------   -------------
Operating Earnings (Before
    Special Items)                              655            650             (5)          1,370          1,121            (249)
                                        ------------   ------------   ------------   -------------  -------------   -------------

Special Items                                   (13)            99            112             (23)            92             115
                                        ------------   ------------   ------------   -------------  -------------   -------------
Net Income                                    $ 642          $ 749          $ 107          $1,347         $1,213          $ (134)
                                        ============   ============   ============   =============  =============   =============


EARNINGS PER COMMON SHARE ($)
  BASED ON:

     Operating Earnings (Before
       Special Items) (b)                     $0.82          $0.82          $   -          $ 1.72         $ 1.42          $(0.30)
          Assuming Dilution(c)                 0.81           0.81              -            1.68           1.39           (0.29)

     Net Income (b)                            0.81           0.95           0.14            1.69           1.54           (0.15)
          Assuming Dilution(c)                 0.79           0.93           0.14            1.65           1.51           (0.14)

------------------------------------------------
(a) Includes corporate administrative expenses, net financing expense and other items.
(b) The earnings per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.
(c) Earnings per common share assuming dilution includes the dilutive effects of stock options and convertible preferred stock.

                                                                                                                           Table 3

                                                               MOBIL CORPORATION


                                                           1998 by Quarter and Year                                    1999
                                        -------------------------------------------------------------         ----------------------

SPECIAL ITEMS
  AFFECTING INCOME ($MM)                   1Q          2Q          3Q           4Q           Year                1Q           2Q
                                        ---------   ---------   ---------   -----------   -----------         ----------   ---------

E&P--United States
  Asset Impairments/Write-offs                  -           -          -         (156)         (156)                 -           -
  Federal Royalty Settlement                    -           -        (29)           -            (29)                -           -

E&P--International
  Asset Impairments/Write-offs                  -           -          -         (231)         (231)                 -         (22)
  Asset Sales                                   -           -         55            -             55                 -           -
  Deferred Tax Benefit                          -           -          -            -             -                  -         141

M&R--United States
  LIFO Inventory Adjustment                     -           -          -            8             8                  -           -

M&R--International
  LIFO Inventory Adjustment                     -           -          -          (17)          (17)                 -           -
  Restructuring                               (10)        (13)       (14)         (97)         (134)                 -           -
  Lower of Cost or Market
    Inventory Adjustment                        -           -          -         (261)         (261)                 -           -

Chemical
  Lower of Cost or Market
    Inventory Adjustment                        -           -          -           (9)           (9)                 -           -

Corporate and Financing
  Settlement of Prior Years' Tax Disput         -           -          -          137           137                  -           -
  Exxon Mobil Merger-Related Costs              -           -          -          (25)          (25)                (7)        (20)
                                        ---------   ---------   ---------   -----------   -----------         ----------   ---------


Total Special Items                          $(10)      $ (13)      $ 12        $(651)        $(662)               $(7)       $ 99
                                        =========   =========   =========   ===========   ===========         ==========   =========


                                                                                                                        Table 4
                                                              MOBIL CORPORATION

                                                        Second Quarter                                        Six Months
                                         -----------------------------------------------   ----------------------------------------
INVESTMENT SPENDING ($Millions)              1998             1999            Incr/            1998            1999         Incr/
                                              Act             Est             (Decr)            Act             Est         (Decr)
                                         --------------   -------------    -------------   --------------  -------------- ---------
Capital and Exploration Expenditures

Exploration & Producing:
   United States                             $   174         $    69           $ (105)       $   272         $   148       $(124)
   International                                 765             717              (48)         1,266           1,385         119
                                         ------------   -------------    -------------   ------------  --------------    --------
Total Exploration & Producing                    939             786             (153)         1,538           1,533          (5)
                                         ------------   -------------    -------------   ------------  --------------    --------

Marketing & Refining:
   United States                                 103              56              (47)           163              96         (67)
    International                                 70              39              (31)           113              74         (39)
                                         ------------   -------------    -------------   ------------  --------------    --------
Total Marketing & Refining                       173              95              (78)           276             170        (106)
                                         ------------   -------------    -------------   ------------  --------------    --------

Chemical                                          70              21              (49)            96              63         (33)

Other                                             70              21              (49)            98              42         (56)
                                         ------------   -------------    -------------   ------------  --------------    --------

Total Capital and Exploration Expenditure      1,252             923             (329)         2,008           1,808        (200)

Cash Investments in Equity Companies             255             100             (155)           352             444          92
                                         ------------   -------------    -------------   ------------  --------------    --------
Total Investment Spending                    $ 1,507         $ 1,023           $ (484)       $ 2,360         $ 2,252       $(108)
                                         ============   =============    =============   ============  ==============    ========

Memo:  Exploration expenses charged
  to operating earnings, included above
    United States                            $    32         $    25           $   (7)       $    49         $    48       $  (1)
    International                                 65             105               40            122             173          51
                                         ============   =============    =============   ============  ==============    ========
Total Exploration Expenses                   $    97         $   130           $   33        $   171         $   221       $  50
                                         ============   =============    =============   ============  ==============    ========


OTHER FINANCIAL DATA ($Millions)
Total Revenues                               $13,233         $14,246           $1,013        $26,863         $26,429       $(434)

Depreciation, Depletion and Amortization         621             600              (21)         1,220           1,197         (23)

Income Taxes                                     392             267 (a)         (125)           921             514 (a)    (407)

AVERAGE U.S. PRICES
  Crude  ($/BBL) -- Mobil                      11.73           15.10             3.37          12.50           12.75        0.25
  Crude  ($/BBL) -- Mobil + Aera               10.38           13.25             2.87          11.06           11.15        0.09
  NGL  ($/BBL)                                  8.44           10.48             2.04           9.07            8.91       (0.16)
  Natural Gas ($/MCF)                           2.07            1.99            (0.08)          2.05            1.83       (0.22)

AVERAGE  INT'L. PRICES
  Crude  ($/BBL)                               12.70           15.10             2.40          13.15           13.10       (0.05)
  Natural Gas ($/MCF)                           2.12            1.95            (0.17)          2.29            2.00       (0.29)

(a) Reflects a deferred tax benefit of $141 million related to recovery of exploration expenses incurred in prior years, which was recorded as a Special Item (see Table 3).

                                                                                                                         Table 5

                                                              MOBIL CORPORATION

                                                             Second Quarter                                     Six Months
                                              ---------------------------------------        ---------------------------------------

                                                 1998          1999          Incr/              1998         1999          Incr/
OPERATING HIGHLIGHTS                              Act          Est          (Decr)              Act           Est          (Decr)
                                              ------------  -----------    ----------        -----------   ----------    -----------

NET PRODUCTION OF LIQUIDS (TBD)

United States                                         242          243             1                241          243             2
                                              ------------  -----------    ----------        -----------   ----------    -----------

International:
    Australia                                          41           30           (11)                36           31             (5)

    Canada                                             60           79            19                 61           73             12
    Equatorial Guinea                                  46           55             9                 46           57             11
    Indonesia                                          41           30           (11)                43           31            (12)

    Kazakhstan                                         42           52            10                 42           53             11
    Nigeria                                           239          263            24                241          262             21
    Norway                                             76           66           (10)                77           67            (10)

    United Kingdom                                     60           57            (3)                62           62              -
    Middle East/Other                                  72           73             1                 71           73              2
                                              ------------  -----------    ----------        -----------   ----------    -----------

Total International                                   677          705            28                679          709             30
                                              ------------  -----------    ----------        -----------   ----------    -----------

  Worldwide                                           919          948            29                920          952             32
                                              ============  ===========    ==========        ===========   ==========    ===========


NET PRODUCTION OF NATURAL
  GAS (MMCFD)
United States                                       1,119          863          (256)             1,121          882           (239)

                                              ------------  -----------    ----------        -----------   ----------    -----------

International:
    Canada                                            461          421           (40)               446          422            (24)

    Germany                                           407          576           169                478          588            110
    Indonesia                                       1,252          964          (288)             1,367        1,034           (333)

    United Kingdom                                    592          493           (99)               669          567           (102)

    Other                                             362          421            59                363          421             58
                                              ------------  -----------    ----------        -----------   ----------    -----------

Total International                                 3,074        2,875          (199)             3,323        3,032           (291)

                                              ------------  -----------    ----------        -----------   ----------    -----------

  Worldwide                                         4,193        3,738          (455)             4,444        3,914           (530)

                                              ============  ===========    ==========        ===========   ==========    ===========


TOTAL NET
  PRODUCTION (TBDOE)                                1,679        1,625           (54)             1,725        1,661            (64)

                                              ============  ===========    ==========        ===========   ==========    ===========


                                                                                                                            Table 6
                                                            MOBIL CORPORATION

                                                           Second Quarter                                 Six Months
                                             --------------------------------------     ----------------------------------------
                                                1998         1999           Incr/           1998           1999           Incr/
OPERATING HIGHLIGHTS                            Act           Est          (Decr)            Act           Est           (Decr)
                                            ----------   ----------    ------------     -----------  -------------   -----------
REFINERY RUNS (TBD)
    United States (a)                              941          804           (137)            921            792           (129)
    Europe (b)                                     365          350            (15)            366            357             (9)
    Asia-Pacific                                   726          743             17             737            758             21
    All Other                                      139          177             38             162            179             17
                                             ----------   ----------   ------------     -----------  -------------   ------------
    Worldwide                                    2,171        2,074            (97)          2,186          2,086           (100)
                                             ==========   ==========   ============     ===========  =============   ============

PETROLEUM PRODUCT SALES (TBD) (c)
United States:
    Automotive Gasoline
      Sales to Trade                               606          625             19             584            607             23
      Supply/Other Sales                           250          284             34             214            246             32
                                             ----------   ----------   ------------     -----------  -------------   ------------
    Total Automotive Sales                         856          909             53             798            853             55
    Distillates/Jet Fuel                           330          359             29             344            378             34
    Other                                          266          269              3             264            271              7
                                             ----------   ----------   ------------     -----------  -------------   ------------
Total United States                              1,452        1,537             85           1,406          1,502             96
                                             ----------   ----------   ------------     -----------  -------------   ------------
International:
   Europe (b)                                      651          646             (5)            663            660             (3)
   Asia-Pacific                                    830          800            (30)            835            841              6
   All Other                                       434          450             16             443            457             14
                                             ----------   ----------   ------------     -----------  -------------   ------------
Total International                              1,915        1,896            (19)          1,941          1,958             17
                                             ----------   ----------   ------------     -----------  -------------   ------------

  Worldwide                                      3,367        3,433             66           3,347          3,460            113
                                             ==========   ==========   ============     ===========  =============   ============

CHEMICAL SALES (MM LBS)
  Worldwide Polyethylene Resin                     705          704             (1)          1,406          1,437             31
  Worldwide Paraxylene                             488          433            (55)            946            854            (92)

CHEMICAL SALES BY PRODUCT
  CATEGORY ($MM)
  Petrochemicals                                $  420       $  385          $ (35)         $  892         $  722         $ (170)
  Films Products                                   171          164             (7)            338            325            (13)
  Chemical Products                                 41           38             (3)             79             77             (2)
                                             ----------   ----------   ------------     -----------  -------------   ------------
    Total                                       $  632       $  587          $ (45)         $1,309         $1,124         $ (185)
                                             ==========   ==========   ============     ===========  =============   ============

---------------------------------------
(a) 1999 reflects reduced volumes due to the sale of the Paulsboro refinery in third quarter, 1998.
(b) Includes Mobil's share for the M&R alliance with BP in Europe.
(c)  Includes trade and supply sales.